Exhibit 99.1

ProMIS Neurosciences appoints accomplished biopharmaceutical leader, Dr. Gail M. Farfel, as Chief Executive Officer

New CEO brings 25 years’ experience and successful track record in neurological and neuropsychiatric drug development

TORONTO, Ontario and CAMBRIDGE, Massachusetts – September 13, 2022– ProMIS Neurosciences, Inc. (Nasdaq: PMN) (TSX: PMN), a biotechnology company focused on the discovery and development of antibody therapeutics targeting misfolded proteins such as toxic oligomers, implicated in the development of neurodegenerative diseases, announced today that it has appointed Gail M. Farfel, PhD, as Chief Executive Officer, effective September 19, 2022.

“The past 18 months have been transformative for ProMIS”, stated Eugene Williams, ProMIS Chairman and Co-Founder. “During this period, we achieved strong capital formation led by a prominent group of Boston-based investors, and with tremendous shareholder, support accomplished our goal of listing ProMIS on Nasdaq. We also have expanded and strengthened our Board of Directors, with the addition of three industry veterans as Independent Directors: Josh Mandel-Brehm, Dr. Maggie Shafmaster, and Neil Warma. Our amyloid oligomer-selective lead therapeutic antibody candidate for Alzheimer’s disease (AD), PMN310, is poised for IND submission by year end and we have continued to expand our portfolio of antibody and therapeutic vaccine candidates targeting other neurodegenerative diseases. We have also continued to expand our strong management team, having added to the team earlier this year Dr. Larry Altstiel as Chief Medical Officer and, in late 2021, Gavin Malenfant as Chief Operating Officer. Perhaps the most important of these transformational accomplishments is bringing on Gail Farfel as CEO.”

“Gail has a distinguished track record of accomplishments in both large pharma and biotech, and she has invaluable expertise in neurologic disease drug development. After an extensive search, we are confident that under Gail’s leadership ProMIS can achieve its tremendous potential. ProMIS’ Board and management welcome her to the CEO role as we work to complete the transition to a clinical stage, multi-product, Nasdaq listed company”, added Gene Williams.

“I am honored and excited to take on the role of CEO at ProMIS,” remarked Gail Farfel. “There is a rapidly growing number of emerging companies in the neurology space, an area of tremendous growth, but I feel ProMIS is uniquely well-positioned to make a meaningful contribution to the field. A very strong foundation has been built, anchored on a unique discovery platform, giving us the potential to advance what we believe to be differentiated products to address urgent unmet medical needs. I look forward to working with this impressive team and to providing my leadership as ProMIS seeks to become a clinical phase biotechnology company with multiple development opportunities.”

Gail M. Farfel, PhD, is an accomplished Pharma Development and Regulatory leader with over 25 years’ experience in large and small pharma, including venture-backed and public companies. Gail has a strong record of accomplishments in neuropsychiatric clinical development and global regulatory submissions, including multiple successful IND, NDA and MAA registrations, FDA Advisory Committee experience, and three successful global “first” indications. On the business side, Gail has played leadership roles in strategic planning and commercial positioning for partnership and launch, IPO, fund raising for publicly traded and private companies, and licensing and asset integration.

Prior to joining ProMIS, Gail served as Executive Vice-President and Chief Development Officer of Zogenix Inc, where she delivered successful Phase 3 programs in Dravet syndrome and Lennox-Gastaut syndrome (LGS), leading to approvals from FDA (Dravet and LGS) and EMA approval for Fintepla in 2020 and 2021. Further, while an executive at Zogenix she supported capital raises in excess of US $700M; the acquisitions Modis Therapeutics; the alliance with Tevard Biosciences, and the acquisition of Zogenix by UCB Pharma in March 2022. In her earlier career, Gail held positions of increasing responsibility at Smithkline Beecham, Pfizer, Novartis, G. Meredith Consulting and Marinus Pharmaceuticals. Gail obtained her PhD in neuropsychopharmacology from the University of Chicago.

About ProMIS Neurosciences

ProMIS Neurosciences Inc. is a development stage biotechnology company focused on generating and developing antibody therapeutics selectively targeting toxic oligomers implicated in the development and progression of neurodegenerative diseases, in particular Alzheimer’s disease (AD), amyotrophic lateral sclerosis (ALS) and multiple system atrophy (MSA). The Company’s proprietary target discovery engine is based on the use of two complementary techniques. The Company applies its thermodynamic, computational discovery platforms - ProMIS™ and Collective Coordinates - to predict novel targets known as Disease Specific Epitopes on the molecular surface of misfolded proteins. Using this unique approach, the Company is developing novel antibody therapeutics for AD, ALS and MSA. ProMIS is headquartered in Toronto, Ontario, with offices in Cambridge, Massachusetts. ProMIS is listed on Nasdaq and the Toronto Stock Exchange under the symbol PMN.

To learn more, visit us at www.promisneurosciences.com, follow us on Twitter and LinkedIn

For Investor Relations please contact:

Stern Investor Relations

Suzanne Messere

Suzanne.Messere@sternir.com

The TSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release. Certain information in this news release constitutes forward-looking statements and forward-looking information (collectively, "forward-looking information") within the meaning of applicable securities laws. In some cases, but not necessarily in all cases, forward-looking information can be identified by the use of forward-looking terminology such as "plans", "targets", "expects" or "does not expect", "is expected", "an opportunity exists", "is positioned", "estimates", "intends", "assumes", "anticipates" or "does not anticipate" or "believes", or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might", "will" or "will be taken", "occur" or "be achieved". In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Specifically, this news release contains forward-looking information relating to future management of the Company; the potential benefits of targeting misfolded proteins; the expected timing of the submission of the IND for PMN310; the ability of ProMIS to transition to a clinical stage, multi-product, Nasdaq listed company; and ProMIS’ potential to address urgent unmet medical needs with highly differentiated products. Statements containing forward-looking information are not historical facts but instead represent management's current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information. Important factors that could cause actual results and financial condition to differ materially from those indicated in the forward-looking information include, among others, the factors discussed throughout the "Risk Factors" section of the Company's most recently filed annual information form available on www.SEDAR.com, and in Item 1A of each of its Form 10 Registration Statement and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, each as filed with the Securities and Exchange Commission. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.